UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Newbanks

On March 10, 2026, Mr. Newbanks, Vice President of Finance and Chief Accounting Officer of CSP Inc. (the “Company”) provided notice of his decision to resign from the Company to spend more time with his family and pursue other opportunities.  Mr. Newbanks’ resignation will be effective on the mutually agreed date of May 15, 2026, and he will continue to serve in his role through that date working on transitioning the role to his successor.

Mr. Newbanks’ resignation is not a result of any disagreement with the Company or the Board of Directors of the Company (the “Board”) regarding the Company’s operations, policies or practices.  Mr. Newbanks has served as our Chief Accounting Officer since July 2017 and prior to that served as Controller of our Modcomp subsidiary since May 2003.

It is expected that Mr. Newbanks will provide consulting services to the Company following his resignation date.

Appointment of Eric Sachs

On March 10, 2026, the Board appointed Mr. Eric Sachs to succeed Mr. Newbanks as Vice President and Chief Accounting Officer beginning on May 15, 2026, Mr. Newbanks last day of employment.  Mr. Sachs, age 55,  will begin working with the Company on March 23, 2026.  Prior to joining the Company, from June 2021 to March 2026, Mr. Sachs was the Director of Finance, at Trajector, Inc., a company that assists at-risk disabled population to receive disability benefits, and from October 2019 to June 2021, he was Director of Finance of Nicholas Financial, Inc., a publicly traded consumer finance firm listed on the NASDAQ.  Mr. Sachs is a CPA, receiving a B.A. from Michigan State University and an MBA from Western Michigan University.

Mr. Sachs has an annual base salary of $195,000 and is eligible to receive an annual bonus equal to thirty percent of his annual base salary if the Company meets its financial goal and he meets certain key performance indicators for the year. Additionally, the Board will grant Mr. Sachs 8,000 shares of restricted stock.  The restricted stock will vest over four years.

Election of  James J. LaBonty as Director

On March 10, 2026, the Board voted to appoint James J. LaBonty as a director of the Company to fill the open vacancy on the Company’s Board.  Mr. Labonty accepted the director position on March 12, 2026.  Mr. Labonty will serve on the nominating committee and compensation committee of the Board.  Mr. LaBonty currently serves as Chief Executive Officer of OT Cyber Specialists, LLC, a consulting firm focusing on protecting critical infrastructure from cyber threats in the manufacturing, energy, utilities, and transportation sectors.  Prior to this role, from 2010 to 2022, he was employed by Pfizer Inc. as Director, Pfizer Global Engineering leading Pfizer’s process automation group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026 CSP INC.

By: /s/Gary W. Levine

Name: Gary W. Levine

Title: Chief Financial Officer